1Confidential and proprietary information. © 2024 Sallie Mae Bank. All rights reserved. Investor Presentation 2nd Quarter 2024 Exhibit 99.1

2 The following information is current as of July 24, 2024 (unless otherwise noted) and should be read in connection with the most recent periodic report of SLM Corporation filed with the Securities and Exchange Commission (the “SEC”), as updated from time to time by subsequently filed or furnished reports. This Presentation contains “forward-looking statements” and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s (as hereinafter defined) beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2024 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this Presentation or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed. Confidential and proprietary information. © 2024 Sallie Mae Bank. All rights reserved. CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

3 $247M GAAP Net Income attributable to common stock in Q2 2024. $1.11 Q2 2024 GAAP diluted earnings per common share. 5.36% Net interest margin for Q2 2024; down from 5.52% in Q2 2023. $112M Gain on sale of loans in Q2 2024; coupled with related allowance release of $103 million results in $0.72 of diluted earnings per common share. $157M Total operating expenses in Q2 2024, as compared to $154M in the year-ago quarter. 2nd Quarter 2024 Highlights $691M Private Education Loan Originations in Q2 2024 as compared to $651 million in the year-ago quarter; 6% growth year-over-year. $1.6B Sale of Private Education Loans in Q2 2024. $0.11 Common stock dividend paid in Q2 2024. 51% Return on Common Equity (1) for quarter ended June 30, 2024. 14.7% Total risk-based capital ratio; CET1 capital ratio of 13.4%. 2.9M Shares repurchased in Q2 2024 under the 2024 share repurchase program at an avg. price of $21.17 per share; $562 million of capacity left under repurchase program authorization as of June 30, 2024. Balance Sheet & Capital Allocation Income Statement & Earnings Summary

Additional Key Performance Metrics

Loan Sales

$1.6B

Private Education Loans, including $1.47 billion of principal and $123 million in capitalized interest, sold to an unaffiliated third party in Q2 2024.

Funding & Liquidity

Deposit portfolio balances at the end of Q2 2024 were 1% lower than at the end of Q1 2024; Q2 2024 mix of brokered vs. retail and other was approximately 48% and 52%, respectively.

2%

Uninsured deposits as a percentage of total deposits as of 6/30/2024.

$129M

Unrealized losses on marketable securities portfolio as of 6/30/2024.

40 bps

Approximate regulatory capital charge that would result if losses were realized.

Credit Performance

$17M

Q2 2024 provision for credit losses; decrease from Q2 2023 was attributable to $103M release of provision from loan sale in Q2 2024 and improvements in the economic outlook, which were offset by originations.

3.3%

Percentage of Private Education Loans delinquent 30+ days for Q2 2024; 2.80% when excluding loans in a loan modification qualifying period.(2)

0.8%

Percentage of Private Education Loans in an extended grace period for Q2 2024(3); 1.0% of Private Education Loans in hardship and other forbearance in Q2 2024.

$80M

Private Education Loan net charge-offs for Q2 2024; 2.2% of average loans in repayment (annualized), compared with 2.7% in Q2 2023.

- Enhanced loss mitigation programs proving to be a useful tool in helping our borrowers establish positive payment habits.
- Observing continued improvement in our roll to default rates as well as positive performance trends in our late-stage delinquency buckets.

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5 Outstanding financial track record with strong EPS performance and ROCE Well-positioned in large and growing private student loan market, with powerful brand recognition and attractive client base Consistent profitability, balance sheet strength and strong risk and compliance functions to mitigate enterprise-wide risk and support resiliency of results Rigorous and consistent capital allocation and return program in place to enhance shareholder value A Compelling Investment Opportunity Significant potential for profitable growth and shareholder returns nearing conclusion of CECL Phase-in Period

6 57% 2023 full-year market share of private student lending marketplace (5) 50.6% Return on Common Equity* 6% Private Education Loan Originations Growth in Q2 2024 compared to year-ago period* 80% Cosigner Rate* 2.19% Q2 2024 Net Charge-offs as a percentage of Avg. Loans (6) in Repayment (annualized)* 752 Average FICO (7) at Approval* Top ranked and highly recognized brand Industry leading and award-winning technologies Well funded with sufficient liquidity, capital, and loan loss reserves Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry-leading customer service. 2,100+ actively managed university relationships across the U.S. (4) Appears on 98% of documented lender lists (4) Largest salesforce in the student loan industry Sallie Mae is an Outstanding Franchise * Metrics are for Q2 2024, unless otherwise shown.

7 Progress on Our Value Creation Journey Three years ago, we set course on a strategy that we believed could create significant value – Maintain a “flattish” balance sheet by selling loans and buying back shares Capitalize on valuation disconnect that exists between whole loan and equity prices • Sold ~$16 billion in whole loans at an average price of approximately 110% as of June 30, 2024. • Used portion of loan sale proceeds and capital released to buy back approximately 213 million shares of common stock of the Company at an average price of $16.03 through Q2 2024, which equates to approximately 51% of the shares outstanding at the beginning of 2020. Manage the capital requirements of CECL during the phase-in period • As of June 30, 2024, have phased approximately $630 million of the approximately $840 million of adjusted transition amounts required over a 4- year period (beginning in January 2022) into regulatory capital ratios. • Approximately $210 million of capital allocated to the transition each year, with the final transition amount to occur in January 2025. LOAN SALE ARBITRAGE CAPITAL MANAGEMENT FOCUS ON HIGH ROCE LOANS IS AT THE CENTER OF OUR STRATEGY

8 Providing Customers with Financial Backing, Information and Tools to Achieve Their Goals SALLIE MAE BANK Offers traditional savings products • High-yield savings accounts • Money market accounts • Certificates of deposit Originates Private Education Loans Owns portfolio that includes loans insured or guaranteed under the previously existing Federal Family Education Loan Program PRIVATE EDUCATION LOANS Smart Option Student Loans Emphasize in-school payment features that can produce shorter terms and reduce customers’ total finance charges Graduate Student Loans Six loan products for specific graduate programs of study SLM Portfolio

9 Private Education Loan Portfolio High Quality Private Education Loan Portfolio $19.6B Loans 28% Variable 72% Fixed Portfolio Interest Rate Type 48% Deferred 35% Fixed Pay 17% Interest Only $17.2B Loans Customer FICO at Original Approval (7) 28% 780+ 23% <700 26% 700-739 23% 740-779 FICO 752 Weighted Avg. 29% 2023 3% Pre 2014 3% 2014 4% 2015 4% 2016 5% 2017 5% 2018 6% 2019 6% 2020 10% 2021 17% 2022 $19.6B Loans As of 6/30/2024 8% 2024 Originations Vintage (8) Smart Option Payment Type

10 Interest Only loans Require full interest payments during in-school, grace, and deferment periods Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Deferred loans Do not require payments during in-school and grace periods The Smart Option Loan product, introduced in 2009, consists of: Sallie Mae’s Smart Option Loan • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable- rate loans • Consumer credit underwriting, with minimum FICO and custom credit score model. • Marketed primarily through the school channel and also directly to consumers, with all loansA certified by and disbursed directly to schools • Qualified education loans are non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship” A Bar Study, and Residency and Relocation loans are exceptions.

More Personalized, Flexible Financing Options that Set Students Up for Success

		Sallie Mae	Federal Student Loan Program	
Undergraduate	Loan Program	Smart Option Student Loan	Federal Direct Loan (Subsidized & Unsubsidized)	Parent Plus
	Loan Limits	$1,000 - Cost of Attendance No aggregate limits	Yr. 1 - $5,500 ($3,500 > subsidized) Yr. 2 - $6,500 ($4,500 > subsidized) Yr. 3+ - $7,500 ($5,500 > subsidized) $31,000 Aggregate ($23,000 > subsidized)	No Limit
	Interest Rates (as of 7/31/24)	Variable: S + 0.250% - S + 11.375% Fixed: 4.24% - 16.53%	6.53%	9.08%
	Origination Fees (as of 7/31/24)	0%	1.057%	4.228%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Immediate P&I / Deferred
	Repayment Terms	10 - 15 Years	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)
Graduate	Loan Program	Graduate Product Suite (MBA, Medical, Dental, Law, Health Professions, General Grad)	Federal Direct Loan (Unsubsidized only)	Graduate Plus
	Loan Limits	$1,000 - Cost of Attendance No aggregate limits	$20,500 Per Year $138,500 Aggregate ($65,000 > subsidized - including undergraduate subsidized only)	No Limit
	Interest Rates (as of 7/31/24)	Variable: S+0.250% - S + 10.125% Fixed: 4.240% - 15.000%	8.08%	9.08%
	Origination Fees (as of 7/31/24)	0%	1.057%	4.228%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Deferred
	Repayment Terms	15 Years - MBA, HP, General Grad, Law 20 Years - Medical & Dental	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)

- Medical
- General Studies
- Dental
- Health Professions
- MBA
- Undergraduate
- Law

Products designed to meet the needs of all students

Developing unique and innovative products to diversify portfolio

WE BELIEVE WE ARE WELL POSITIONED TO CAPTURE MARKET SHARE THROUGH COMPELLING OFFERINGS

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12 STRATEGIES TO MAXIMIZE REVENUE STRATEGIES TO MANAGE UNIT COSTS Our Proven Strategy Aims to Maximize the Profitability and Growth of the Core Business Drive penetration at all schools Increase market share by bridging gaps in student funding needs Enhance risk-adjusted pricing and underwriting Improve marketing, digital, and data capabilities Maintain strong focus on fixed cost discipline Drive towards reducing both the unit cost of servicing and the unit cost of acquisitions Improve third-party vendor cost management Drive towards strong operating leverage

13 v Optimize the Value of the Brand and Attractive Client Base We know our customers’ finances, payment patterns, and indebtedness We have relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood Ensure products and services are consistent with our core mission and drive customer value Build products and services that leverage our customer affiliation Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI WHAT WE DO

14 Strong Balance Sheet & Recurring Earnings Growth Loan Sales & Capital Return Enhancing Shareholder Value Through Disciplined Balance Sheet Growth and Strategic Capital Return Expected to drive recurring revenue and lead to steady double-digit earnings per share growth with balance sheet expansion.(9) Expected to support a consistent dividend with the potential for future growth.(9)(10) Regular loan sales are expected to be utilized as a tool to moderate balance sheet growth.(9) Expected to continue expanding capacity for return of capital through continued share repurchases and other forms of capital return.(9)

15 Consumers Increasingly Rely on Borrowed Funds to Finance the Cost of a Higher Education Roughly Half of Families Student borrowing is more prevalent than parent borrowing. Borrowing rates vary by school type USED BORROWED FUNDS IN AY 2023-24 SOURCE: How America Pays for College 2024 Families’ out-of-pocket contributions covered half of college costs $229B Family Contribution $145B Grants $12B Other $15B Private Education Loans Higher Education Spend (11) (Academic Year 2022-2023) $83B Federal & State Loans $485B Total 56% only the student borrowed 32% only the parent borrowed 12% both borrowed 45% of 4-year private school families borrowed 41% of 4-year public school families borrowed 25% of 2-year school families borrowed of costs covered by families’ out-of-pocket contributions of costs covered by scholarships and grants of costs covered by borrowed funds of costs covered by relatives and friends 48% 27% 23% 2%

16 $5,321 $5,423 $5,975 $6,383 2020 2021 2022 2023 2024 87%748 56% 86%747 57% 86%750 59% Private Education Loan Trends Second quarter 2024 originations at approximately $691 million, 6% higher than the year-ago quarter. Origination volume for underclassmen continues to increase. Origination volume in the first six months of 2024 for this group was 7% higher than the first six months of 2023. Average FICO at Approval(7) In School Payment Cosigned Private Education Loan Originations(12) 10% 7% 6% 752 Average FICO at Approval(7) 54% In School Payment 80% Cosigned Q2 2024 747 Average FICO at Approval(7) 53% In School Payment 76% Cosigned Q2 2023 2% 86%749 60% Full Year * * The shaded block representing full year 2024 originations is a projected estimate. These estimates and related comments constitute forward-looking statements and are based on performance during the first six months of 2024 and management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent these estimates will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 2 for more information. $3,273 $3,093 Q2 YTD YTD

17 As of 6/30/2024 Funding Strategy 21% Long-term Borrowings 26% Brokered (Fixed) 14% Retail (HSA & 529) 27% Retail (MMDA & CD) 12% Brokered (Variable) • Our total deposits of $20.7 billion were comprised of $10.0 billion in brokered deposits and $10.7 billion in retail and other deposits at June 30, 2024. • Interest-bearing deposits consist of retail and brokered non- maturity savings deposits, retail and brokered non-maturity money market deposits, and retail and brokered certificates of deposit. Also included are deposits from Educational 529 and Health Savings plans that diversify our funding sources. • There were $495 million of deposits exceeding FDIC insurance limits at the end of Q2 2024. Diversified Funding Optimizes Net Interest Margin $26.1B Total Funding Long-Term Funding Outstanding borrowings consist of unsecured debt and secured borrowings issued through our term asset-backed securitization program, totaling $1 billion and $4 billion, respectively, as of June 30, 2024. Deposits

18 Improving Political Environment A Focus on Federal Lending National policymakers are focused on addressing federal student lending issues and reform, including: • Federal loan forgiveness • Federal PLUS limits • Enhanced federal repayment programs • FAFSA roll out We believe the current environment presents opportunity for meaningful reform to the federal student loan program: ✓ Attention is on the federal student loan program ✓ Increased focus on implementing limits to federal loans 77% 23% 87% 13% There should be a limit on how much debt federal student loan borrowers can take on. 87% believe / 13% do not believe * Data derived from 2023 survey of 1,000 registered voters performed by The Global Strategies Group for Center Forward. College costs have risen because people can borrow from the government whatever a school says it costs to attend. 77% agree / 23% do not agree PUBLIC CONCERN WITH UNLIMITED FEDERAL LENDING *

19 v 45,225 kW-hrs Electricity saved by recycling efforts. 42.6% Waste diversion rate. 95% Percentage of customers opted into electronic statements. Renewable Energy Certificates purchased in 2023 offset electricity use at our two largest locations. Our business and ESG strategy are deeply integrated and aligned with our mission to power confidence as students and families pursue their unique journeys to, through, and immediately after higher education. This approach positions our company to make significant social impact and reinforces the strength and value of our franchise. Responsible and Ethical Business Reducing Our Environmental Footprint Voted one of the Best Companies to Work For in 2023 by U.S. News and World Report. $1M Research endowment to Delaware State University to fund a 3-year Persistence & Completion Pilot Program. >$254K Tuition reimbursement to team members continuing to pursue higher education. $1.247M Scholarships awarded to help students from under resourced and underrepresented communities' access and complete higher education. Supporting Our Customers, Our Communities, and Our People Powering Responsible Corporate Governance 50% Board diversity as defined by Nasdaq’s diversity standards. 42% Directors appointed within the last 5 years, providing fresh perspectives. Operational & Compliance Risk Committee oversight of corporate information security programs. Nominations & Governance Committee oversight of ESG matters & reporting. SOURCE: Sallie Mae’s 2023 Environmental, Social, and Governance Report, published April 2024 and as of 12/31/2023

20 ABS Supplement

Sallie Mae Bank ABS Summary*

	14-A	15-A	15-B	15-C	16-A	16-B	16-C	17-A	17-B	18-A	18-B	18-C	19-A	19-B	20-A	20-B	21-B	21-D	21-E	22-C	23-A	23-C	24-C
Issuance Date	8/7/14	4/23/15	7/30/15	10/27/15	5/26/16	7/21/16	10/12/16	2/8/17	11/8/17	3/21/18	6/20/18	9/19/18	3/13/19	6/12/19	2/12/20	8/12/20	5/19/21	8/18/21	11/9/21	8/9/22	3/15/23	8/16/23	5/15/24
Total Bond Amount ($mil)	$382	$704	$714	$701	$551	$657	$674	$772	$676	$670	$687	$544	$453	$657	$636	$707	$531	$527	$534	$575	$579	$568	$668
Initial AAA Enhancement (%)	21%	23%	22%	23%	20%	19%	17%	17%	18%	18%	17%	17%	18%	15%	15%	19%	12%	13%	12%	22%	18%	19%	16%
Initial Class B Enhancement (%)	12%	13%	13%	14%	12%	12%	10%	11%	11%	11%	10%	10%	11%	8%	8%	12%	5%	6%	5%	16%	11%	13%	9%
Wtd Avg Spread over Benchmarks																							
'AAA' Rated A Classes (%)	+1.17%	+1.01%	+1.27%	+1.49%	+1.38%	+1.36%	+1.00%	+0.82%	+0.70%	+0.71%	+0.66%	+0.67%	+0.82%	+0.91%	+0.76%	+1.10%	+0.70%	+0.62%	+0.63%	+1.64%	+1.41%	+1.55%	+1.10%
A and B Classes Combined (%)	+1.39%	+1.28%	+1.50%	+1.74%	+1.60%	+1.55%	+1.15%	+0.93%	+0.80%	+0.78%	+0.76%	+0.77%	+0.92%	+1.01%	+0.88%	+1.30%	+0.77%	+0.69%	+0.69%	+1.76%	+1.53%	+1.69%	+1.19%
Loan Program (%)																							
Smart Option	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Loan Status (%) [13]																							
School, Grace, Deferment	90%	79%	78%	73%	75%	74%	70%	65%	73%	69%	70%	69%	61%	69%	58%	56%	59%	58%	59%	59%	62%	61%	70%
P&I Repayment	9%	20%	21%	24%	23%	24%	28%	33%	26%	29%	27%	30%	36%	28%	40%	40%	38%	40%	40%	41%	37%	39%	28%
Forbearance	0%	2%	1%	2%	2%	2%	2%	2%	2%	2%	2%	2%	3%	2%	3%	5%	3%	2%	1%	1%	1%	1%	2%
Wtd Avg Term to Maturity (Mo.)	140	133	130	127	135	133	131	131	135	139	139	138	136	140	139	139	144	143	143	145	160	159	172
% Loans with CoSigner	93%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	92%	93%	93%	92%	92%	92%	92%	92%	92%	91%	90%
Not For Profit (%)	89%	86%	87%	87%	87%	87%	89%	90%	91%	91%	91%	91%	91%	91%	90%	90%	90%	90%	90%	92%	92%	90%	87%
Wtd Avg FICO at Origination [7]	747	747	746	747	747	747	748	746	747	747	746	746	746	745	744	743	742	742	741	743	744	743	744
Wtd Avg Recent FICO at Issuance [7]	745	744	741	747	743	745	745	744	745	744	742	744	744	742	741	742	743	745	745	745	742	741	738
Wtd Avg FICO at Origination (Cosigner)	750	750	749	750	750	750	750	748	749	748	748	748	748	747	745	745	744	744	743	745	746	745	746
Wtd Avg Recent FICO at Issuance (Cosigner)	748	748	745	750	747	749	748	748	748	747	745	747	748	745	744	745	746	748	748	748	745	745	742
Wtd Avg FICO at Origination (Borrower)	708	714	715	714	719	719	721	720	723	724	724	724	724	724	721	722	721	721	720	722	722	724	727
Wtd Avg Recent FICO at Issuance (Borrower)	701	702	699	701	704	708	708	705	707	708	706	709	708	704	699	704	707	712	711	706	701	703	701
Variable Rate Loans (%)	85%	82%	82%	82%	82%	82%	80%	81%	80%	75%	72%	70%	67%	63%	58%	52%	50%	50%	50%	48%	43%	39%	25%
Wtd Avg Annual Borrower Interest Rate	7.82%	8.21%	8.21%	8.27%	8.22%	8.24%	8.26%	8.39%	8.94%	9.29%	9.58%	9.69%	10.05%	10.00%	9.45%	8.68%	8.64%	8.64%	8.68%	9.30%	10.86%	11.26%	11.47%

* Pool characteristics as of the Statistical Cutoff Date for the respective transaction.

21

22 Sallie Mae Bank ABS Structures

23 Appendix

24 Q2 2024 Q1 2024 Q2 2023 Income Statement ($ Millions) Total interest income $641 $664 $634 Total interest expense 269 277 247 Net Interest Income 372 387 387 Less: provisions for credit losses 17 12 18 Total non-interest income 142 174 144 Total non-interest expenses 159 162 156 Income tax expense 87 97 92 Net Income $252 $290 $265 Preferred stock dividends 5 5 4 Net income attributable to common stock 247 285 261 Ending Balances ($ Millions) Private Education Loans held for investment, net $18,433 $19,688 $18,649 FFELP Loans held for investment, net 483 513 571 Deposits $20,744 $20,903 $20,361 Brokered 10,033 10,289 8,720 Retail and other 10,711 10,614 11,641 Q2 2024 Q1 2024 Q2 2023 Key Performance Metrics Net Interest Margin 5.36% 5.49% 5.52% Yield—Total Interest-earning assets 9.25% 9.41% 9.05% Private Education Loans 10.91% 11.01% 10.79% Cost of Funds 4.16% 4.18% 3.75% Return on Assets (“ROA”)(16) 3.6% 4.1% 3.7% Return on Common Equity (“ROCE”)(1) 50.6% 65.6% 65.2% Private Education Loan Sales $1,590 $2,100 $2,100 Per Common Share GAAP diluted earnings per common share $1.11 $1.27 $1.10 Average common and common equivalent shares outstanding (millions) 222 224 238 Quarterly Financial Highlights

25 Credit Performance (17)(18)(19)(20) Private Education Loans Held for Investment ($ Thousands) Balance % Balance % Balance Loans in repayment and percentage of each status: Loans current 13,756,538$ 96.7% 14,451,606$ 96.6% 14,113,105$ Loans delinquent 30-59 days 224,445$ 1.5% 240,035$ 1.6% 264,665$ Loans delinquent 60-89 days 125,384$ 0.9% 133,921$ 0.9% 138,233$ Loans 90 days or greater past due 125,214$ 0.9% 136,130$ 0.9% 136,524$ Total private education loans in repayment 14,231,581$ 100.0% 14,961,692$ 100.0% 14,652,527$ Delinquencies as % of loans in repayment 3.3% 3.4% 2.8% 2.7% Loans in forbearance 259,192$ 387,957$ 183,980$ Percentage of loans in forbearance: Percentage of loans in an extended grace period(3) 0.8% 1.5% Percentage of loans in hardship and other circumstances (21) 1.0% 1.0% 8.62% 8.70% Net charge-offs as a % of average loans in repayment (annualized) 2.19% 2.14% JUN 30, 2023 Quarters Ended Delinquencies excluding those loans within a loan modification qualifying period, as a % of loans in repayment (2) Allowance as a % of the ending loans in repayment and accrued interest to be capitalized on loans in repayment JUN 30, 2024 MAR 31, 2024

26 Factors affecting the Provision for Credit Losses 2nd Quarter 2024 Allowance for Credit Losses Consolidated Statements of Income – Provision for Credit Losses Reconciliation • Sale of $1.6 billion of Private Education loans in the quarter released $103 million in allowance and resulted in an overall reduction to provision for the period. • Provision was also impacted by improvements in the economic outlook as well as originations in the period. Quarter Ended June 30, 2024 ($ THOUSANDS) BALANCE Private Education Loan provision for credit losses: Provision for loan losses (29,889)$ Provision for unfunded loan commitments 47,160 Total Private Education Loan provisions for credit losses 17,271$ Other Impacts to the provision for credit losses: FFELP Loans (441)$ Provisions for credit losses reported in consolidated statements of income 16,830$

27Confidential and proprietary information. © 2024 Sallie Mae Bank. All rights reserved. 1. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 2. This metric excludes loans in a loan modification qualifying period. When giving a customer facing financial difficulty an interest rate reduction under our programs, we evaluate their ability to pay and provide customized repayment terms based upon their financial condition. As part of demonstrating the ability and willingness to pay, the customer must make three consecutive monthly payments at the reduced payment to qualify for the program. After successfully completing the qualifying period (if eligible), borrowers will have their interest rate reduced, term extended and, if re-age eligible, be brought current, consistent with established loan program servicing policies and procedures. 3. We calculate the percentage of loans in an extended grace period forbearance as the ratio of (a) Private Education Loans in forbearance in an extended grace period numerator to (b) Private Education Loans in repayment and forbearance denominator. An extended grace period aligns with The Office of the Comptroller of the Currency definition of an additional, consecutive, one- time period during which no payment is required for up to six months after the initial grace period. We typically grant this extended grace period to customers who may be having difficulty finding employment before the full principal and interest repayment period starts or once it has begun. 4. Based on internal Company statistics. 5. Source: Enterval CBA Report (https://www.enterval.com/) for full-year 2023 as of December 2023. Based on Full Market. 6. Statistic considers portfolio Private Education Loans only and is presented as an annualized number, as of June 30, 2024. 7. Represents the higher credit score of the cosigner or the borrower. 8. By year of origination approval. 9. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 10. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 11. Enrollment data from NCES Digest of education statistics (various tables). Cost data included from College Board 2023 Trends in College Pricing and 2023 Trends in Student Aid. Total market is based on internal company statistics that include inputs from government projections. These projections were updated in the fourth quarter of 2023. 12. Originations represent loans that were funded or acquired during the period presented. 13. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 14. Overcollateralization for Class A & B bonds. 15. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 16. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator. 17. For Private Education Loans on this slide, “loans in repayment” include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but do not include those loans while they are in forbearance). 18. For Private Education Loans on this slide, “loans in forbearance” include loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures. 19. The period of delinquency is based on the number of days scheduled payments are contractually past due. 20. Accrued interest to be capitalized on loans in repayment includes interest on loans that are in repayment but have not yet entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, does not include interest on those loans while they are in forbearance). 21. We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Footnotes